UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2025

QUOIN PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

State of Israel	001-37846	92-2593104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42127 Pleasant Forest Court Ashburn, VA	20148-7349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 980-4182

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one (1) Ordinary Share, no par value per share	QNRX	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*		N/A

*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

In order to comply with the minimum bid price requirement of The Nasdaq Stock Market, LLC (“Nasdaq”), the Board of Directors of Quoin Pharmaceuticals Ltd. (the “Company”) has approved a change in the ratio of its American Depositary Shares (“ADSs”) evidencing ordinary shares, no par value (“Ordinary Shares”) from one (1) ADS representing one (1) Ordinary Share to one (1) ADS representing twenty (20) Ordinary Shares (the “Ratio Change”).

The Ratio Change will result in a one for 20 reverse split of the issued and outstanding ADSs. The Ordinary Shares of the Company will not be affected by this adjustment. The ADSs will continue to trade on The Nasdaq Capital Market under the symbol “QNRX”. The new CUSIP number for the ADS following the Ratio Change will be 74907L409.

The Ratio Change will be effective at the opening of the market on April 8, 2025.  On the Effective Date, holders of uncertificated ADSs in the Direct Registration System (“DRS”) and in the Depository Trust Company (“DTC”) do not need to take any action, as the exchange of every twenty (20) then-held (existing) ADSs for one (1) new ADS will occur automatically. Registered holders of certificated ADSs will be required to surrender their certificated ADSs to the depositary bank for cancellation and will receive one (1) new ADS for every twenty (20) existing ADS surrendered.

The objective of the Ratio Change is to increase the per share market price of the Company’s ADSs to comply with Nasdaq’s $1.00 minimum bid price per share requirement and maintain the Company’s listing on The Nasdaq Capital Market. Although the market price per ADS is expected to increase proportionally, the Company can give no assurance that the Ratio Change will result in the Company satisfying and maintaining the minimum bid price requirement of Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 4, 2025	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Gordon Dunn
	Name:	Gordon Dunn
	Title:	Chief Financial Officer